UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2008

Dollar Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2008, the Compensation Committee of the Board of Directors of Dollar Financial Corp., a Delaware corporation (the "Company"), approved the amendment and restatement of the Dollar Financial Corp. Amended and Restated Deferred Compensation Plan (the "Plan") in order to effect certain design changes and meet certain requirements under Section 409A of the Internal Revenue Code (as amended and restated, the "Restated Plan") and the amendment and restatement of the Supplemental Executive Conditional Deferred Award Plan for U.K. Participants (the "U.K. Plan") to reflect a recent change in U.K. law.

The description of the material terms of the Restated Plan and the U.K. Plan above are subject to the full terms and conditions of the Restated Plan and the U.K. Plan, a copy of which is filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Dollar Financial Corp. Amended and Restated Deferred Compensation Plan
10.2 Dollar Financial Corp. Amended and Restated Supplemental Executive Conditional Deferred Award Plan for U.K. Participants

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dollar Financial Corp.

September 26, 2008	By:	/s/ Randy Underwood

Name: Randy Underwood
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Dollar Financial Corp. Amended and Restated Deferred Compensation Plan
10.2	Dollar Financial Corp. Amended and Restated Supplemental Executive Conditional Deferred Award Plan for U.K. Participants